JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $.01 par value, of Protection One, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 5th day of December, 1997.

                                  WESTERN RESOURCES, INC.


                                  By:  /s/ Steven L. Kitchen
                                     -----------------------------------------
                                     Name:  Steven L. Kitchen
                                     Title: Executive Vice President and
                                            Chief Financial Officer

                                  WESTAR CAPITAL, INC.


                                  By:  /s/ Marilyn K. Dalton
                                     -----------------------------------------
                                       Name:  Marilyn K. Dalton
                                       Title: Treasurer